June 2021 / Confidential Investor Presentation November 2021

Disclaimer Safe Harbor Statement & Use of Non-GAAP Information This document and any related oral presentation does not constitute an offer or invitation to subscribe for, purchase or otherwise acquire any equity or debt securities or other instruments of Vector Group Ltd. (“Vector”, “VGR” or “the Company”) or Douglas Elliman Inc. (“Spinco” or “Douglas Elliman”) or their subsidiaries and nothing contained herein or its presentation shall form the basis of any contract or commitment whatsoever. The distribution of this document and any related oral presentation in certain jurisdictions may be restricted by law and persons into whose possession this document or any related oral presentation comes should inform themselves about, and observe, any such restriction. Any failure to comply with these restrictions may constitute a violation of the laws of any such other jurisdiction. The information contained herein does not constitute investment, legal, accounting, regulatory, taxation or other advice and the information does not take into account your investment objectives or legal, accounting, regulatory, taxation or financial situation or particular needs. You are solely responsible for forming your own opinions and conclusions on such matters and the market and for making your own independent assessment of the information. You are solely responsible for seeking independent professional advice in relation to the information and any action taken on the basis of the information. Use of Forward-Looking Statements This document may contain “forward-looking statements,” including any statements that may be contained in this document that reflect Vector’s expectations or beliefs with respect to future events and financial performance, such as the impact of the COVID-19 pandemic on the Company’s business and operations. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company or Douglas Elliman, including, without limitation, the following: changes in Vector’s capital expenditures may impact its expected free cash flow; the Company’s ability to complete the spin-off of Douglas Elliman, the Company’s real estate brokerage and services business and property technology investments; the Company’s ability to realize the benefits of the spin-off of Douglas Elliman, including the tax-free nature of the transaction; the failure of Douglas Elliman or Vector to satisfy its respective obligations under agreements entered into in connection with the spin-off; and the other risk factors described in the Information Statement included as an exhibit to the Form 10 to be filed by Douglas Elliman in connection with the spin-off, Vector’s annual report on Form 10-K for the year ended December 31, 2020 and quarterly reports on Form 10-Q for the periods ended June 30, 2021, March 31, 2021, and September 30, 2021 in each case as filed with the SEC. Results actually achieved may differ materially from expected results included in these forward-looking statements as a result of these or other factors. Due to such uncertainties and risks, potential investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date on which such statements are made. Each of the Company and Douglas Elliman disclaims any obligation to, and does not undertake to, update or revise and forward- looking statements in this document. Non-GAAP Financial Measures This document contains financial information in a format not in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company and Douglas Elliman believe that non-GAAP financial measures are important measures that supplement analysis of its results of operations and enhance an understanding of its operating performance. The Company and Douglas Elliman believe non-GAAP financial measures provide a useful measure of operating results unaffected by non- recurring items, differences in capital structures and ages of related assets among otherwise comparable companies. Management uses non-GAAP financial measures as measures to review and assess operating performance of its business, and management and investors should review both the overall performance (e.g., GAAP net income) and the operating performance (e.g., non-GAAP Adjusted EBITDA) of its business. While management considers non-GAAP financial measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, and net income. In addition, non-GAAP financial measures are susceptible to varying calculations and the Company’s or Douglas Elliman’s measurement of non-GAAP financial measures may not be comparable to those of other companies. Please see the appendix to this document for a reconciliation of GAAP net income to non-GAAP Adjusted EBITDA. i

Agenda Introduction The Douglas Elliman Story Douglas Elliman Financial Overview 2 8 21 1

INTRODUCTION 2

Introduction to the Douglas Elliman Management Team Bryant Kirkland Senior Vice President, Treasurer and Chief Financial Officer Marc Bell Senior Vice President, Secretary and General Counsel David Ballard Senior Vice President, Enterprise Efficiency and Chief Technology Officer Karen Chesleigh Vice President of Human Resources Stephen Larkin Vice President of Communications Daniel Sachar Vice President of Innovation and Managing Director of New Valley Ventures LLC Howard Lorber Chairman, President and Chief Executive Officer Richard Lampen Director, Executive Vice President and Chief Operating Officer Scott Durkin President and Chief Executive Officer, Douglas Elliman Experienced and skilled team with committed Board of Directors will enable a successful transaction and further development of Douglas Elliman 3

Transaction Summary

Pro Forma Transaction Structure

- Planned as tax-free spin-off of Douglas Elliman to Vector Group Ltd. ("Vector" or "VGR") stockholders



VGR Stockholders
Vector Group Ltd.
Tobacco Segment Subsidiaries
Real Estate Portfolio
RemainCo
SpinCo Inc.
Douglas Elliman Realty, LLC
New Valley Ventures LLC
NV Title LLC
NV Mortgage LLC
SpinCo

Financial Highlights

Revenue



48%
$1.19b
$2.48b
52%
$1.29b

Adjusted EBITDA



24%
$106.1m
$448.4m
76%
$342.4m
RemainCo
SpinCo

Spin-off Rationale

- Business-appropriate capital structures and capital policies
- Directly and more efficiently access capital markets, while also widening the potential investor base for Douglas Elliman
- Enhance ability to attract and retain key employees and agent talent
- Ability to use pure-play stock for M&A
- Unlock value of Douglas Elliman business through separation from tobacco business

Note: Financial highlights based on last twelve months ended 9/30/2021. See appendix for Adjusted EBITDA reconciliation.

4

DouglasElliman

Distribution & Governance Ticker NYSE: DOUG Post Spin-off Shares Outstanding Approximately 77.6 million, based on Vector outstanding common stock on September 30, 2021 Distribution Ratio 1 share of SpinCo for every 2 shares of Vector Expected Annual Dividend $0.20 per share of SpinCo common stock ($0.05 paid quarterly), subject to Board approval Board Composition Howard Lorber, Richard Lampen, Ronald Kramer, Michael Liebowitz, Lynn Mestel, Wilson White, Mark Zeitchick Distribution and Ancillary Agreements Allocation of assets, liabilities and obligations, transfer pricing, ongoing commercial relationships, other tax and employment matters Advisors Jefferies LLC Sullivan & Cromwell LLP 5

Douglas Elliman at a Glance

Business Overview

- Founded in 1911 as a pioneer in the real estate industry that has continued to challenge the status quo through innovation and high-quality service provided by best-in-class real estate agents
- Leading brand associated with service, luxury and forward thinking operating in markets that are primarily densely populated international finance and technology hubs offering housing inventory at premium price points
- Core residential real estate brokerage and new development sales and marketing ("DEDM") services complemented with ancillary services including property management, title and escrow services
- Comprehensive suite of technology-enabled real estate solutions that bring efficiency, market intelligence and competitive advantage to our agents while supporting agent recruitment, retention and productivity
- Technology powered by leading providers and our investments in innovative PropTech companies keeps our agents on the cutting edge with solutions that can be quickly integrated into our infrastructure, while also allowing us to remain asset-light
- Strong market share gains and top-line growth along with recent cost savings have driven a step-function increase in profitability
- Well-positioned to capitalize on attractive opportunities in the large and growing U.S. residential real estate market

By the Numbers[1]

Total Agents	~6,600
Principal Agents[2]	5,246
Gross Transaction Value	$47.7 billion
Revenue	$1.29 billion
Adj. EBITDA	$106.1 million

Business Mix and Growth

Revenue[1]



$37.2m
$19.1m
$79.6m
$1.3b
$1,150.5m
Commissions and Other Brokerage Income - Existing Home Sales
Commissions and Other Brokerage Income - Development Marketing
Property Management
Other Ancillary Services

Gross Transaction Volume

($ billions)



$18.2
$22.4
$24.6
$26.1
$28.1
$28.8
$29.1
$47.7
2014
2015
2016
2017
2018
2019
2020
LTM 9/30/21

1) Figures are as of and for the LTM period ended 9/30/2021.
2) Principal agents are defined as agents who are either leaders of their respective agent teams or individual agents operating independently on our platform. Metric is a point-in-time figure. Excludes referral agents. Includes principal agents added as part of Real Estate Associates of Houston LLC (d/b/a Douglas Elliman Real Estate Texas, "Douglas Elliman Texas") acquisition in August 2021.

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DouglasElliman

Douglas Elliman's Geographical Footprint

#6 Nationally

One of the Largest in New York

~6,600 affiliated agents across ~100 offices in the U.S.

Alliance with Knight Frank provides an international network of ~500 offices across ~60 countries and ~19,000 agents



Massachusetts(1)
GTV: $377m
Market Share: 7.3%
New York
Massachusetts
Connecticut
New York City
New Jersey
New York City
GTV: $12.9b
Market Share: 21.9%
NYC Metro(4)
GTV: $9.2b
Market Share: 19.8%
GTV: $1.1b
Market Share: 27.7%
Colorado(2)
California(3)
GTV: $6.4b
Market Share: 6.0%
Entered Market in 2021
Texas
Florida(5)
GTV: $12.6b
Market Share: 21.5%

Source: Miller Samuel reports.

Note: Market share and rankings represent YTD 9/30/2021 based on gross transaction value ("GTV"). Figures based on transaction close date. GTV in each selected region represents LTM 9/30/2021.

1) Includes Boston.
2) Includes Aspen and Snowmass Village.
3) Includes Los Angeles (Westside and Downtown), Malibu, Malibu Beach, Orange County and San Diego County.
4) Includes Long Island, North Fork, Hamptons, Greenwich and Westchester County.
5) Includes Boca Raton / Highland Beach, Coral Gables, Delray Beach, Fort Lauderdale, Palm Beach Gardens, Jupiter, Manalapan, Miami, Palm Beach, St. Petersburg, Tampa, Wellington and West Palm Beach.

7

THE DOUGLAS ELLIMAN STORY 8

Investment Highlights Highly attractive dynamics in the U.S. residential real estate market Industry-leading brand name with a strong presence in most major U.S. luxury markets3 Cutting-edge technology supportive of agent recruitment, retention and productivity4 Strong platform for continued growth5 Attractive financial profile with significant operating leverage and balance sheet strength6 Comprehensive solution provides for multiple revenue streams and monetization of valuable agent relationships2 Experienced management team with substantial real estate expertise and a track record of driving growth7 1 9

1) Source: Mortgage Bankers Association – MBA Mortgage Finance Forecast October 2021. 2) Source: Board of Governors of the Federal Reserve System (U.S.) – Households; Owners' Equity in Real Estate. Highly Attractive Dynamics in the U.S. Residential Real Estate Market Consistent Growth in New and Existing Home Sales and Increasing Home Ownership Rates(1) Sustained Period of Low Mortgage Rates Driving Home Sales(1) 5,341 5,334 5,678 6,074 6,423 615 688 828 797 969 5,956 6,022 6,506 6,871 7,392 2018 2019 2020 2021E 2022E Existing Home Sales New Home Sales (thousands) Since 1Q’20, U.S. homeowner equity has increased 17.6% to approximately $23.6 trillion(2) 1,209 1,225 1,482 1,587 1,725 4.5% 3.9% 2.8% 3.1% 4.0% 2018 2019 2020 2021E 2022E Mortgage Originations (Purchase) 30-Year Fixed Mortgage Rate Increased Mobility Coming out of COVID-19 Remote Work Flexibility Increased Demand for Greater Space Increased Demand for Second Homes ($ billions) 10

4.9% 4.9% 9.1% 14.7% 2.8% 2018 2019 2020 2021E 2022E 1) Source: National Association of Realtors – 2021 Home Buyers and Sellers Generational Trends Report. 2) Source: National Association of Realtors – November 2021 Economic Outlook. Represents existing home price appreciation. Highly Attractive Dynamics in the U.S. Residential Real Estate Market (Cont.) Positive Demographics as Millennials are Entering the Housing Market in Larger Numbers(1) Significant Home Price Appreciation(2) Benefiting from aforementioned increased demand as well as supply constraints given record low inventories 2% 37% 42% 14% 5% Gen Z Millenials Gen X Baby Boomers Silent Generation (% of home buyers) Agents Play a Critical Role in Residential Real Estate • ~90% of real estate transactions involve the use of agents, highlighting the central role they continue to play 11

Comprehensive Solution Provides for Multiple Revenue Streams and Monetization of Valuable Agent Relationships • Agents are able to generate significant repeat business from clients and referrals – 67% of home sellers and 60% of home buyers in 2020 chose to work with an agent they had used in the past or through a referral, according to NAR • Repeat business, as well the ability to provide ancillary services, allows agents to extend their client relationships and generate significant lifetime value • Advising Sellers: – Assist in pricing a property and preparing it for sale, advertising, showing to prospective buyers and negotiating terms of sale and closing transaction • Advising Buyers: – Locating / showing properties and assisting in negotiating terms of sale and closing transaction • DEDM offers expertise in sales, leasing and marketing for new developments throughout key markets in the United States and internationally • Drawing upon decades of experience and market-specific knowledge, offers a multidisciplinary approach that includes comprehensive in-house research, planning and design, marketing and sales • Management of cooperative, condominium and rental apartment buildings • Provides a full range of fee-based management services for ~360 properties representing ~56,500 units in New York City, Nassau County, Long Island City and Westchester County • Acts in the capacity of a title insurance agent and sells title insurance to property buyers and mortgage lenders • Leading escrow services provider in select markets including holding escrow funds trust account, delivering documents for property recording and releasing funds to the seller and appropriate parties Residential Real Estate Brokerage New Sales and Development Marketing Platform Residential Property Management Services Title Insurance & Escrow Services Mortgage Services • In April 2021, Douglas Elliman acquired a 50% interest in Clear Path Mortgage, which will originate mortgage loans, including both purchase and refinancing transactions in select markets • Clear Path Mortgage will originate and market its mortgage lending services to real estate agents across Douglas Elliman’s Florida market as well as a broad consumer audience 12

Industry-leading Brand and Thought Leadership 1) Select examples. Marquee Douglas Elliman Brand Synonymous with Luxury “Report of Record” Miller Samuel Reports Leading Voice in Real Estate Across All Markets in Which We Operate • Our Miller Samuel Reports are considered the “report of record” within each market covered and contain a number of innovations, introducing many “firsts” that have been largely adopted by competitors • Douglas Elliman’s reach and ad-value significantly exceed peers • We are #1 in 10 regions including NYC, Florida and LA County H1 2021 Media Reports(1) New York Florida 13

Large and Growing Presence in Most Major U.S. Luxury Markets

Leading Presence in Large Luxury Markets

- ✓ Markets are primarily international finance and technology hubs that are densely populated and offer inventory at premium prices
- ✓ Large national presence augmented by alliance with Knight Frank, providing an international network of ~500 offices across ~60 countries and ~19,000 agents
- ✓ Gaining share in several luxury markets including New York, Florida, California, Texas and Colorado, among others
- ✓ Douglas Elliman is the **6th largest** brokerage nationally and **one of the largest in New York** by sales volume

Market Share by Volume(1)



2017
YTD 9/30/2021
19%
22%
NYC
20%
20%
NYC Metro(2)
11%
21%
Florida
1%
6%
California
22%
28%
Colorado
0%
7%
Boston

Highest Transaction Values in the Industry(3)

Average Selling Price (2020)(4)
($ thousands)



$1,281
Douglas Elliman
$1,048
Compass
$602
William Raveis
$574
Redfin
$553
Realogy
$492
@properties
$438
HomeServices of America
$388
HomeSmart
$302
eXp Realty
$253
Hanna Holdings
DouglasElliman
YTD Average(5): $1,598

1) Source: Miller Samuel reports.
2) Includes Long Island, North Fork, Hamptons, Greenwich and Westchester County.
3) Source: RealTrends.
4) Represents average selling price for top 10 residential real estate brokerage firms by volume.
5) Represents YTD average for period ended 9/30/2021.

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DouglasElliman

Cutting-edge Technology Supportive of Agent Recruitment, Retention and Productivity Powered by industry leading technology capabilities developed by innovative PropTech leaders and start-ups • Premier, customizable, mobile-friendly and cloud-based agent portal that integrates all agent resources in one user-friendly suite • Fully mobile-friendly, allowing agents to manage their business anytime, anywhere and on any device, in coordination with Elliman Everywhere platform • AI integrated data assets that back automated and simplified agent workflows that incorporates expansive data-rich dashboards and reports StudioPro • Comprehensive platform which includes a customer relationship management system, digital transaction management and custom DIY marketing templates • Provides agents one place to manage their network, initiate marketing via email, social or print – and even close deals 15

MyDouglas | Complete Set of Capabilities

Capabilities	Solutions
Team Management Agent Social Media • Learning Management System • MyDouglas Team Views • Team Deal Management	northpass, invent.us, REAL GRADER, purlin*, rechat.*
Agent Brand Management VideoBolt - One-Click Video Creation/Virtual Tours • Elliman.com • Custom Property Websites	GABRIELS Technology Solutions, rechat.*, VIDEOBOLT.COM
Listing Management CMA • Home Valuation • MyDouglas - Listing Analytics • Digital Ad Campaigns • StudioPro - Open House Management • Regional Listings Insights	Buyside, invent.us, purlin*, ReSource
Current Clients and Customers StudioPro - CRM • StudioPro - Email Marketing • StudioPro - Marketing Center	rechat.*
Performance Analytics YTD Total GCI Deals and Volume Summary • Commission Check Tracking	invent.us, purlin*
Deal Management StudioPro - Transaction Management • Title and Escrow Services • MLS Services - Collaborative Home Search • StudioPro - Listing Tour • Scheduling and Coordination • Digitized eSignature • eNotary service	DE Title Services, DocuSign, MLS Multiple Listing Service, Notarize*, Portfolio Escrow, Inc., rechat.*
Post-Closing Client and Customer Stewardship Home Services • Client Portal • New Development Marketing • Digital Board Packages (NYC only)	BoardPackager, Humming Homes*, Proxio
Artificial Intelligence ("AI") and Predictive Analytics	invent.us, purlin*

* New Valley Ventures PropTech Investee Company

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DouglasElliman

Open Architecture Technology Infrastructure Benefits Agents and Minimizes Costs

Open Architecture Technology Infrastructure, Kept State-of-the-art Through Strategic Investments in Early Stage PropTech Companies with Technology Purpose-built for the Real Estate Industry

Key Benefits of Our Technology Strategy

Benefits to Agents

- Access to a variety of platforms that cater to agents' preferred way of doing business
  - Presented as one integrated platform
- Cloud-native, plug & play modular infrastructure
  - Allows new features and functionality to be rolled out quickly with scalability and vendor optionality
- Differentiated and early access to new technology
- MyLearning platform enables agents and employees with online tools for growth and development

Benefits to Douglas Elliman

- Better ROI than in-house development
  - In-house development is costly, takes longer to bring new tech to market and rarely generates the most cutting-edge solutions
  - Innovation best fostered in smaller, purpose-built technology firms that operate outside of large corporations
- Valuation growth of break-through tech firms
- Mission critical technology outsourced to best-in-class technology firms
  - Website hosting, agent portal, deal & listing management, marketing systems and back-office systems

Benefits to PropTech Firms

- Gain access to distribution network of ~6,600 agents nation-wide
- Maintain independence and ability to scale and innovate at "start-up speed"
- Incentivizes management of young firms to grow broadly, creating industry-wide solutions that go beyond the needs of just one brokerage

Recent PropTech Investments

BILT REWARDS	Rewards program which allows renters to earn points on payments
PERSEFONI	Platform build to enable enterprises to manage carbon footprint
rechat.	Dashboard for real estate agents' marketing, CRM and transaction management
fyxify	Platform that cuts out inefficiencies of home repairs
move easy	White label client-facing digital concierge service
purlin	Automated artificial intelligence platform to aid in home buying

17

DouglasElliman

Strong Platform for Continued Growth

Expand Footprint into Adjoining Markets

- Further grow leadership position in NY while entering and expanding into adjoining markets where the Douglas Elliman brand has strong awareness and brand equity, including Florida, California, Colorado and Texas
- Disciplined regional expansion to protect our luxury brand and keep focus on premium markets
- Opportunity to expand markets currently served by more than 50% in terms of annual transaction value

Market Expansion Opportunity



Annual Transaction Value
Less than $4bn
$4bn - $16bn
Greater than $16bn
Sacramento County
San Francisco
Salt Lake City
Denver
Las Vegas
Santa Fe
Scottsdale
Dallas
San Antonio
Austin
Nashville
Raleigh-Durham
Charlotte
Charleston
Jacksonville
Clearwater
St. Petersburg
Tampa

18 markets representing $180bn of Combined Annual Transaction Value[1]

Continue Executing on DEDM Growth Strategy

- Highly successful hybrid platform of matching experienced new development experts with skilled brokerage professionals provides differentiated expertise and real-time market intelligence to clients
- Strong pipeline provides clear path to significant growth in near-term and expansion into new markets (e.g., Texas) provides exciting opportunities for medium to long term growth
- Strong momentum following COVID-driven disruption in 2020

DEDM Revenue

($ millions)



$50.9
$64.3
$72.9
$47.4
$34.4
$66.7
2017
2018
2019
2020
YTD 9/30/20
YTD 9/30/21
Negative COVID-19 Impact

Expand Ancillary Services to Enhance Client Experience and Drive Growth

- Technology to be key differentiator in terms of adoption by agents, delivery to clients and disruption of traditional business models

Ancillary Offerings

Current
- Escrow
- Staging
- Title Insurance
- Mortgage Services

Future
- Renovation
- Capital Fundraising for Developers
- Security
- Home Services

1) Source: Miller Samuel reports. Aggregate annual transaction volume based on 3Q'21 annualized figures for selected growth regions.

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DouglasElliman

Strong Platform for Continued Growth (Cont.)

Continue to Recruit Best-in-class Agents

Retention(1)



89%
91%
90%
2018
2019
2020

87%
of LTM Revenue comes from agents with >3 years of tenure

In 2019 and 2020, average retained agent was
~2.5x to ~3.0x
more productive than attrited agents

High retention

Long-tenured agents

Recruitment of Star Agents

Douglas Elliman expands to Naples, brings on top Sotheby's agent Michael Lawler
Lawler had been with Sotheby's for more than 20 years

MDLLA's Josh Flagg Leaving Longtime Company for Rival Douglas Elliman: 'Interesting Synergy'

Kirsten Jordan Opens Up About Finally Starting Her Own Team
"This is such a big breakout for me," the Million Dollar Listing New York agent said of her next chapter at Douglas Elliman.

High profile recruitment

Opportunistically Pursue Acquisitions and Aqui-hires

	California	Texas	Florida
Overview	• Purchased Teles Properties in 2017	• Purchased interest in Texas brokerage in 2021	• High profile recruitment of team in Naples in 2021
Benefits to Douglas Elliman	• Ability to expand in southern California's luxury markets, such as Beverly Hills, Newport and Brentwood • Added over $65M Gross Commission Income ("GCI") and ~600 agents in over 20 offices	• Ability to expand in luxury markets in Texas such as Houston and Dallas both in residential sales and new development marketing • Added over $30M GCI and ~180 in agents in 4 offices	• Ability to expand in luxury markets in southwest Florida • Added ~$10M GCI

- We will continue to seek through M&A attractive groups of agents from core and adjacent markets that fit with our brand and accelerate our growth
- Potential to use our publicly listed stock as consideration

1) Retention, in any particular period, is calculated as the quotient of the prior year revenue generated by agents retained in the subject year period divided by the prior year period revenue generated by all agents, whether or not retained. We use retention as a measure of the stability of the agents that are on the Douglas Elliman platform.

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DouglasElliman

Strong Platform for Continued Growth (Cont.)

Invest in Compelling PropTech Opportunities that Facilitate Growth and Differentiation

- Grow New Valley Ventures and create a portfolio of start-ups that, through our investment relationship, have access to our operating businesses/distribution, as well as our know-how and experience, to grow their own businesses, while also propelling our growth and competitive differentiation
- Invest strategically in early-stage PropTech companies that equip our stakeholders with early and differentiated access to cutting-edge and industry-leading technology built in entrepreneurial environments
- Enable us to benefit from potential adjacent revenue streams and valuation growth of breakthrough tech firms

Relentlessly Pursue Operational Efficiencies

- Focus on efficiency to continue following recent expense reduction initiatives
  - $26 million of expense savings realized from 2019 to LTM 9/30/2021[2]
- Expense discipline a top priority as we seek benefits of operating leverage accompanying future growth

Operating Expenses[1]

($ millions)



$253.7
$35.5
$218.3
(11.7%)
$247.3
$54.7
$192.6
2019
LTM 9/30/21
Other OpEx
Activity-driven OpEx(3)

1) Represents operating expenses, less depreciation & amortization, restructuring, and other one-time costs.
2) Represents other operating expenses.
3) Discretionary compensation and advertising expenses (associated with level of business).

20

DouglasElliman

DOUGLAS ELLIMAN FINANCIAL OVERVIEW 21

Attractive Financial Profile 1) Pro forma for transaction adjustments. Disciplined expense management drive significant operating leverage Strong performance across KPIs with impressive revenue growth Healthy margins and limited CapEx requirements drive high cash flow conversion, supporting future growth initiatives and shareholder dividends Strong balance sheet with $200 million of net cash(1) 22

Summary of KPIs Principal Agents(1) Transactions Gross Transaction Value Average Transaction Value 22,990 23,479 22,686 30,850 4.4 4.3 4.4 6.0 2018 2019 2020 LTM 9/30/21 Transactions Transactions per Avg. Principal Agent $28.1b $28.8b $29.1b $47.7b $5.4m $5.3m $5.6m $9.2m 2018 2019 2020 LTM 9/30/21 Gross Transaction Value Gross Transaction Value per Avg. Principal Agent ($ thousands) $1,222.4 $1,226.9 $1,281.2 $1,544.7 2018 2019 2020 LTM 9/30/21 5,099 147 5,498 5,370 4,996 5,246 2018 2019 2020 9/30/21 1) Principal agents are defined as agents who are either leaders of their respective agent teams or individual agents operating independently on our platform. Metric is a point-in-time figure. Excludes referral agents. 2) Represents principal agents added as part of Douglas Elliman Texas acquisition in August 2021. 3) Average of beginning and ending period principal agents. Excludes Texas agents. (3) (3) (2) 23

$253.7 $258.8 $227.0 $352.9 2018 2019 2020 LTM 9/30/21 Financial Summary Note: See appendix for Adjusted EBITDA reconciliation. 1) Defined as total revenues less real estate commissions. Revenue Gross Profit(1) Adjusted EBITDA Capital Expenditures ($ millions) $754.1 $784.1 $774.0 $1,286.4 2018 2019 2020 LTM 9/30/21 $13.0 $8.1 $6.1 $3.7 2018 2019 2020 LTM 9/30/21 $12.3 $5.2 $22.1 $106.1 1.6% 0.7% 2.8% 8.2% 2018 2019 2020 LTM 9/30/21 Adj. EBITDA Adj. EBITDA Margin 24

Income Statement

($ thousands)

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
	2018	2019	2020	2020	2021	2021
Revenues:						
Commissions and other brokerage income	$715,458	$742,414	$733,751	$477,720	$974,048	$1,230,079
Property management	33,350	35,461	35,115	26,195	28,289	37,209
Other ancillary services	5,281	6,233	5,121	2,611	16,575	19,085
Total revenues	**$754,089**	**$784,108**	**$773,987**	**$506,526**	**$1,018,912**	**$1,286,373**
Expenses:						
Real estate agent commissions	$500,369	$525,233	$546,948	351,325	737,767	$933,390
Sales and marketing	72,419	76,897	64,097	40,649	59,331	82,779
Operations and support	70,957	65,044	49,895	35,809	56,697	70,783
General and administrative	91,682	96,540	76,134	62,275	64,481	78,340
Technology	8,799	15,236	14,858	11,137	11,302	15,023
Depreciation and amortization	8,364	8,638	8,537	6,405	6,409	8,541
Loss on sale of assets	-	-	1,169	-	-	1,169
Litigation settlement and judgment	($2,468)	-	-	-	-	-
Impairments of goodwill and intangible assets	-	-	58,252	58,252	-	-
Restructuring expenses	-	-	3,382	3,281	-	101
Operating (loss) income	**$3,967**	**($3,480)**	**($49,285)**	**($62,607)**	**$82,925**	**$96,247**
Other income:						
Interest income	$387	$600	$190	$148	$65	$107
Equity in earnings from equity-method investments	1,243	8,472	30	(196)	(118)	108
Change in fair value of contingent liability	-	3,157	2,149	2,082	(3,252)	(3,185)
Investment income	-	64	588	-	566	1,154
Income (loss) income before provision for income taxes	**$5,597**	**$8,813**	**($46,328)**	**($60,573)**	**$80,186**	**$94,431**
Income tax (benefit) expense	400	354	44	(168)	1,656	1,868
Net (loss) income	**$5,197**	**$8,459**	**($46,372)**	**($60,405)**	**$78,530**	**$92,563**
Net income attributed to non-controlling interest	($1,528)	-	-	-	120	120
Net (loss) income attributed to Douglas Elliman, Inc.	**$3,669**	**$8,459**	**($46,372)**	**($60,405)**	**$78,650**	**$92,683**

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DouglasElliman

Balance Sheet December 31, December 31, September 30, 2019 2020 2021 ASSETS: Current assets: Cash and cash equivalents $71,485 $94,421 $158,804 Receivables 21,308 24,377 26,531 Income taxes receivable, net 162 - - Agent receivables, net 5,115 7,346 11,127 Restricted cash and cash equivalents 4,423 10,374 12,548 Other current assets 15,749 11,847 9,512 Total current assets $118,242 $148,365 $218,522 Property, plant and equipment, net 47,919 42,703 40,132 Operating lease right-of-use assets 137,452 133,103 124,797 Long-term investments at fair value - - 3,566 Contract assets, net 18,443 24,002 28,688 Goodwill 78,008 31,756 32,571 Intangible assets, net 80,474 68,310 74,619 Equity-method investments 1,667 1,412 2,790 Other assets 6,402 4,331 8,755 Total assets $488,607 $453,982 $534,440 LIABILITIES AND NET INVESTMENT: Current liabilities: Current portion of notes payable and other obligations $10,063 $12,500 $12,526 Current operating lease liabilities 15,692 23,753 22,503 Income taxes payable, net - 17 1,143 Accounts payable 3,066 6,337 8,228 Commissions payable 18,378 25,615 25,648 Accrued salaries and benefits 13,325 12,038 23,293 Contract liabilities 9,358 7,633 5,843 Other current liabilities 13,683 11,756 20,200 Total current liabilities $83,565 $99,649 119,384 Notes payable and other obligations less current portion 20,000 12,920 3,309 Deferred income taxes, net 277 143 143 Non-current operating lease liability 145,873 143,296 131,923 Contract liabilities 29,045 32,104 38,734 Other liabilities 5,564 2,280 4,250 Total liabilities $284,324 $290,392 $297,743 Commitments and contingencies - Net investment: - Parent’s net investment $204,283 $163,590 234,817 Non-controlling investment - - 1,880 Total net investment - - 236,697 Total liabilities and net investment $488,607 $453,982 $534,440 ($ thousands) 26

Investment Highlights Cutting-edge property technology supportive of agent recruitment, retention and productivity Strong platform for continued growth Highly attractive dynamics in the U.S. residential real estate market Experienced management team with substantial real estate expertise and a track record of driving growth Attractive financial profile with significant operating leverage and balance sheet strength Comprehensive solution provides for multiple revenue streams and monetization of valuable agent relationships Industry-leading brand name with a strong presence in most major U.S. luxury markets Unique Investment Opportunity in Tech-Enabled Residential Real Estate Brokerage with Comprehensive Suite of Real Estate Solutions, Industry-leading Brand Name and Talented Team of Employees and Agents 27

APPENDIX 28

Adjusted EBITDA Reconciliation

($ thousands)

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
	2018	2019	2020	2020	2021	2021
Net income (loss)	$5,197	$8,459	($46,372)	($60,405)	$78,650	$92,683
Interest income, net	(387)	(600)	(190)	(148)	(65)	(107)
Income tax expense (benefit)	400	354	44	(168)	1,656	1,868
Depreciation and amortization	8,364	8,638	8,537	6,405	6,409	8,541
Equity in (earnings) losses from equity method investments[1]	(1,243)	(8,472)	225	196	118	147
Restructuring[2]	-	-	3,382	3,281	-	101
Loss on disposal of assets	-	-	1,169	-	-	1,169
Impairments of goodwill and other intangible assets[3]	-	-	58,252	58,252	-	-
Change in fair value of contingent liability	-	(3,157)	(2,149)	(2,082)	3,252	3,185
Other, net	-	(64)	(843)	-	(686)	(1,529)
Adjusted EBITDA	**$12,331**	**$5,158**	**$22,055**	**$5,331**	**$89,334**	**$106,058**

1) Represents equity in (earnings) losses recognized from Douglas Elliman's investment in an equity method investment that is accounted for under the equity method and is not consolidated in Douglas Elliman's financial results.
2) Represents restructuring related to Douglas Elliman Realty, LLC's realignment of administrative support functions, office locations and business model.
3) Represents non-cash intangible asset impairment charges related to the goodwill and trademark of Douglas Elliman Realty, LLC.

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DouglasElliman